SECURITIES AND EXCHANGE COMMISSION



Washington, D.C. 20549

FORM 8-K


CURRENT REPORT


	Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934


Date of Report (Date of earliest event reported)     July 28, 1997

               SPARTECH CORPORATION
 (Exact name of registrant as specified in its charter)


 DELAWARE                          1-5911                43-0761773
(State or other jurisdiction     (Commission            (IRS Employer
    of incorporation)          Identification No.)       File Number)



 7733 Forsyth Blvd., Suite 1450, Clayton, Missouri               63105
 (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (314) 721-4242



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SPARTECH CORPORATION



FORM 8-K


Item 5.  Other Events

	On July, 30, 1997 Spartech Corporation ("the Company") announced that it signed an Asset Purchase and Sale Agreement dated July 28, 1997 to purchase the net assets of Preferred
Plastic Sheet Division of Echlin, Inc. (Preferred).

	Preferred is a well-established manufacturer of extruded plastic sheet and profile products and is based in Greenville, Ohio. Preferred has four operating facilities which together annually generate approximately $75 - 80 million in net sales.

	The acquisition will primarily be financed through a Private Placement of Debt. The transaction is scheduled to close on or before August 31, 1997.


Item 7.  Financial Statements and Exhibits

  	Exhibits

	99 Spartech press release dated July 30, 1997.



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SIGNATURES


	Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SPARTECH CORPORATION



Date    August 11, 1997				By /S/ Randy C. Martin
							                    Randy C. Martin
							                    Vice President-Finance
                           and Chief Financial Officer

SIGNATURES


	Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SPARTECH CORPORATION



Date    August 11, 1997				By /S/ Randy C. Martin
                							        Randy C. Martin
							                        Vice President-Finance
                               and Chief Financial Officer


EXHIBIT 99